CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Bancroft Fund Ltd. and to the use of our reports dated December 17, 2015 on the financial statements and financial highlights of Bancroft Fund Ltd.    Such reports, financial statements and financial highlights appear in the 2015 Annual Report to Shareholders and are incorporated by reference into the Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 18, 2016